SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                    ----------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT



                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934

                       Date of Report - September 24, 2004
                        (Date of earliest event reported)

                          METROLOGIC INSTRUMENTS, INC.
             (Exact name of Registrant as specified in its charter)



               New Jersey                0-24172             22-1866172
        (State of incorporation) (Commission file number) (IRS employer identification number)

                  90 Coles Road, Blackwood, New Jersey, 08012
               (Address of principal executive offices, zip code)

                            Area Code (856) 228-8100
                               (Telephone number)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR
   230.425)
__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)
__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR 240.14d-2(b))
__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
   Act (17 CFR 240.13e-4(c))



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Item 8.01.  Other Events

         On September 24, 2004, Metrologic Instruments, Inc. (the "Company") completed its acquisition of Omniplanar, Inc. ("Omniplanar"). Under the terms of the acquisition, MTLG Investments, Inc., a wholly owned subsidiary of the Company, acquired all of the issued and outstanding capital stock of Omniplanar for $13.0 million. As part of the terms of the acquisition, Omniplanar's existing management will provide their services for a period of time to aid in the ownership transition.
         Omniplanar is a leader in the field of 2 dimensional ("2D") imaging bar code readers, having developed award winning technologies, including Swift DecoderTM software, which decodes all major 2D codes including PDF417, Data Matrix and MaxiCode faster and with higher read rates than other decode software even on poor quality bar codes. Omniplanar supplies a complete package of bar code reading software for 2D imaging for fixed position, conveyor belt and hand held readers which can be optimized for specific hardware applications.
         The Company will continue to operate Omniplanar as a separate entity out of Omniplanar's existing offices in Princeton, New Jersey.
         The Company issued a press release in connection with the acquisition, which is attached hereto as Exhibit 99.1 and which is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

         (c)      Exhibits

                  Number     Description of Document

                  99.1       Press Released dated September 27, 2004







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                                   SIGNATURES

                  Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  September 28, 2004                   Metrologic Instruments, Inc.


                                             By:      /s/ Benny Noens
                                                      Benny Noens
                                                      Chief Executive Officer
                                                        and President



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                          METROLOGIC INSTRUMENTS, INC.
                           CURRENT REPORT ON FORM 8-K

                                 EXHIBIT INDEX

Exhibit
No.                                                                     Page

99.1            Press Released dated September 27, 2004




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EXHIBIT 99.1


Corporate Headquarters
Metrologic Instruments, Inc.
90 Coles Road
Blackwood, NJ 08012-4638                          [COMPANY LOGO]
Tel   856.228.8100
Fax   856.228.6673 (sales)
Fax   856.228-0653 (finance/legal)
www.metrologic.com

         Metrologic Acquires Imaging Software Company, Omniplanar, Inc.

Blackwood, New Jersey - September 27, 2004 -- Metrologic Instruments, Inc. (NASDAQ-NMS:MTLG), experts in optical image capture and processing solutions that design, manufacture and market sophisticated imaging and scanning solutions for a variety of applications today announced the acquisition of 100% of the common stock of Omniplanar, Inc. (Omniplanar), an imaging software company based in Princeton, New Jersey for a total purchase price of approximately $13 million.

Omniplanar is a leader in the field of 2 dimensional (2D) imaging bar code readers having developed award winning technologies, including SwiftDecoder(TM) software, which decodes all major 2D codes including PDF417, Data Matrix and MaxiCode faster and with higher read rates than other decode software even on poor quality bar codes. Omniplanar supplies a complete package of bar code reading software for 2D imaging for fixed position, conveyor belt and hand held readers which can be optimized for specific hardware applications. As part of the terms of the deal, Omniplanar's existing management will provide their services for a period of time to aid in the ownership transition. Metrologic will continue to operate Omniplanar as a separate entity out of its existing offices in Princeton, New Jersey. Metrologic expects this acquisition to be accretive to its sales and earnings going forward.

Eric Batterman, Omniplanar's President, stated, "For fifteen years, Omniplanar has been providing its decoding software to a variety of large, well known customers. We have spent many years optimizing the software to maximize accuracy and minimize processing time. We have also worked with Metrologic closely over the past several years on the development of Metrologic's imaging products and have been impressed with their technological leadership in the field of Auto ID. We believe that Metrologic's acquisition of Omniplanar will provide our customers with the same level of technological advantage and commitment to their needs and that we have given them in the past."


Benny Noens, Metrologic's CEO and President, commented, "The acquisition of Omniplanar represents a significant addition to our technology portfolio. Metrologic has licensed the SwiftDecoder software since the year 2000 for use in our iQ(R) line of industrial vision-based products. We also intend to make use of this software's unique decoding ability in other products as well. By acquiring this sophisticated 2D imaging technology we will be able to significantly reduce our licensing costs for our current and future imaging-based products, upholding our tradition of value leadership. Additionally, Metrologic has in place the resources to continue to provide Omniplanar's existing customer base with the same level of customer service and technical support capabilities they experienced prior to the acquisition. Moreover, we intend to utilize our extensive experience in establishing a world-wide sales and distribution network to expand upon Omniplanar's existing customer base and increase its sales beyond their traditional markets," continued Mr. Noens.


About Metrologic
Metrologic designs, manufactures and markets bar code scanning and high-speed automated data capture systems solutions using laser, holographic and vision-based technologies. Metrologic offers expertise in 1D and 2D bar code reading, portable data collection, optical character recognition, image lift, and parcel dimensioning and singulation detection for customers in retail, commercial, manufacturing, transportation and logistics, and postal and parcel delivery industries. In addition to its extensive line of bar code scanning and vision system equipment, the company also provides laser beam delivery and control systems to semi-conductor and fiber optic manufacturers, as well as a variety of highly sophisticated optical systems. Metrologic products are sold in more than 110 countries worldwide through Metrologic's sales, service and distribution offices located in North and South America, Europe and Asia.
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Forward-Looking Statement
Forward-looking statements contained in this release are highly dependent upon a variety of important factors which would cause actual results to differ materially from those reflected in such forward looking statements. Specifically, the factors that could cause actual results to differ from expectations include Metrologic's ability to successfully: integrate Omniplanar with Metrologic and its other subsidiaries; maintain and support Omniplanar's existing customer base; and grow Omniplanar sales. When used in this release and documents referenced, the words "believes", "expects", "may", "should", "seeks", or "anticipates", and similar expressions as they relate to Metrologic or its management are intended to identify such forward-looking statements. For additional factors, please see Metrologic's reports filed with the Securities and Exchange Commission.

Metrologic's Contact for Investor Relations:
Dale Fischer - Vice President
Phone: (856) 228-8100
Email: d.fischer@metrologic.com